UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2017

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This filing amends Item 7.01 and Item 9.01 of the Current Report on Form 8-K filed January 30, 2017 by HomeStreet, Inc. regarding its fourth quarter and year end 2016 slide three.

Item 7.01	Regulation FD Disclosure
The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On January 30, 2017 HomeStreet, Inc. filed a Form 8-K furnishing a fourth quarter and year end 2016 slide presentation that executive management intends to use in meetings with institutional investors. We have updated certain information on slide two relating to the filing of our Annual Report on Form 10-K and the audited nature of our 2016 financial information in connection therewith in addition to slide numbers three and seven to revise our reporting on our locations to limit to “primary” locations which do not include satellite offices with a limited number of staff who report to a manager located in a separate primary office. The remainder of the slide presentation remains unchanged. The revised slide presentation is included in its entirety as Exhibit 99.1 to this report and will be available on HomeStreet's investor relations web site at http://ir.homestreet.com. The presentation includes forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules under each of those statutes. Please refer to the registrant’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 9, 2017, and our other filings made from time to time with the Securities and Exchange Commission for a list of cautionary statements about facts, circumstances, conditions and risks that may cause us to deviate from the expectations set forth in this presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, General Counsel,
Chief Administrative Officer & Corporate Secretary